UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2025

TRANSUITE.ORG INC.
(Exact name of registrant as specified in its charter)

Nevada	333-255178	30-1129581
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

732 S 6th St # 4304

Las Vegas, NV 89101

(Address of Principal Executive Offices)

(775) 295-4295

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (2§40.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 20, 2025, Transuite.Org Inc. (the "Company" or "TRSO") entered into a Share Exchange Agreement (the "Agreement") with Fidelity World Holdings Limited, a Hong Kong company ("Fidelity").

Pursuant to the terms of the Agreement, the Company will issue 3,000,000 shares of its restricted common stock (the "Shares") to Fidelity in exchange for all of the shares representing a thirty percent (30%) equity interest in Goldfinch Group Holdings Ltd. ("Goldfinch") currently held by Fidelity.

As previously disclosed, the Company and Fidelity formed Goldfinch on November 24, 2024, with the Company holding an initial 70% controlling interest. Upon the closing of the transaction contemplated by the Agreement, the Company will own one hundred percent (100%) of the outstanding shares of Goldfinch.

The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Share Exchange Agreement, dated as of August 20, 2025, by and between the Company and Fidelity World Holdings Limited.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Transuite.Org Inc.

Date: August 25, 2025	By:	/s/ Mengqing Fan
Name: Mengqing Fan
Title: CEO, Director, Chairwoman of the Board

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